EXHIBIT 10.1

RESTRICTED STOCK AWARD AGREEMENT
(NON-EMPLOYEE DIRECTOR AWARD)

To:
Date of Grant:
Number of Restricted Shares:

PERFICIENT, INC., a Delaware corporation, (the “Corporation”), is pleased to grant you (the “Award”) the aggregate number of Restricted Shares of the Corporation’s authorized Common Stock, par value $0.001 per share, listed above, subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this “Agreement”).  This Award is granted pursuant to the Second Amended and Restated Perficient, Inc. 2012 Long Term Incentive Plan (the “Plan”), a copy of which has been made available to you and shall be deemed a part of this Agreement as if fully set forth herein.  If any provision of this Agreement conflicts with the expressly applicable terms of the Plan, the provisions of the Plan shall control and, if necessary, the applicable provisions of the Agreement shall be deemed to be amended to comply with the terms of the Plan.  The Date of Grant of the Award and the number of Restricted Shares subject to this Award are stated above.  Terms capitalized but not defined herein shall have the meaning set forth in the Plan.
This Agreement sets forth the terms of the agreement between you and the Corporation with respect to the Restricted Shares.  By accepting this Agreement, you agree to be bound by all of the terms hereof.
1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:
(a) “Agreement” means this Restricted Stock Award Agreement.
(b) “Award” has the meaning set forth in the first paragraph of this Agreement.
(c) “Board of Directors” means the board of directors of the Corporation.
(d) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Missouri are authorized or obligated by law or executive order to close.
(e) “Committee” means the Compensation Committee of the Board of Directors.
(f) “Common Stock” means the authorized common stock of the Corporation, par value $0.001 per share, as described in the Corporation’s Certificate of Incorporation, as amended from time to time.
(g) “Corporation” means Perficient, Inc., a Delaware corporation.

(h) “Date of Grant” means the date designated as such in the first paragraph of this Agreement.
(i) “Restricted Shares” means the shares of Stock subject to the restrictions specified in Paragraph 4 of this Agreement.
(j) “Securities Act” means the Securities Act of 1933, as amended.
(k) “Service” means your performance of services for the Corporation in the capacity of a non-employee member of the Board of Directors.  If you are on bona fide leave of absence under the Family and Medical Leave Act of 1993, as amended, or other approved leave of absence you will still be considered to be in Service to the Corporation.
(l) “Stock” means Common Stock, or any other securities that are substituted for Stock as provided in Paragraph 7.
(m) “Vesting Commencement Date” means _______ ___, 20__.
2. Issuance of Restricted Shares.  Evidence of the issuance of the Restricted Shares pursuant to this Agreement may be accomplished in such manner as the Corporation or its authorized representatives shall deem appropriate, including, without limitation, electronic registration, book entry registration or issuance of a stock certificate or stock certificates in your name.  In the event the Restricted Shares are issued in book-entry form, the depository and the Corporation’s transfer agent shall be provided with appropriate notice referring to the terms, conditions and restrictions applicable to the Restricted Shares, together with such stop-transfer instructions as the Corporation deems appropriate.  The Corporation may retain, at its option, the physical custody of any stock certificate representing any Restricted Shares, or require that such certificates be placed in escrow or trust, until all restrictions applicable thereto are removed or lapse.  You shall promptly surrender to the Corporation for cancellation any stock certificate representing Restricted Shares that have become forfeited.
3. Stockholder Rights.  You will be entitled to all the rights of absolute ownership of the Restricted Shares upon issuance thereof, including the right to vote except that you will not be entitled to receive dividends with respect to any Restricted Shares.
4. Restrictions; Forfeiture. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until such restrictions are removed or expire as described in Paragraph 5 of this Agreement. The Restricted Shares are also restricted in the sense that they may be forfeited to the Corporation.   If the Restricted Shares are forfeited as provided in Paragraph 6, the Restricted Shares shall revert to the Corporation for cancellation.
5.  Expiration of Restrictions and Risk of Forfeiture.  The restrictions on all of the Restricted Shares granted pursuant to this Agreement will expire and become transferable and non-forfeitable according to the schedule set forth in this Paragraph 5; provided, however, that such restrictions will expire on such dates only if you have been performing Service as a non-employee member of the Board of Directors continuously since the Vesting Commencement Date through the applicable vesting date.

[Initial one-time RS Award upon Director election/appointment vesting quarterly over two years]
On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which the Restricted Shares are Transferable and Non-forfeitable
12.5%
25%
37.5%
50%
62.5%
75%
87.5%
100%

[Annual RS Award vesting quarterly over one year]
On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which the Restricted Shares are Transferable and Non-forfeitable
25%
50%
75%
100%

[Company Match RS Award vesting annually over two years]
On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which the Restricted Shares are Transferable and Non-forfeitable
50%
100%

Notwithstanding the foregoing,  the restrictions on all of the Restricted Shares granted pursuant to this Agreement will expire and such shares shall become transferable and non-forfeitable upon the occurrence of a Change in Control of the Company at any time after the Date of Grant.

6. Termination of Service and Forfeiture.  If your Service as a non-employee member of the Board of Directors is terminated for any reason, including your death or disability, then that portion, if any, of this Award for which restrictions have not lapsed as of the date of termination shall become null and void; provided, however, that the portion, if any, of this Award for which restrictions have lapsed as of the date of such termination shall survive such termination.
7. Adjustment Provisions.  The terms of the Award and the number of Restricted Shares granted hereunder shall be subject to adjustment, from time to time, in accordance with the following provisions:
(a) If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding become a greater number of shares of Stock, then the number of Restricted Shares granted under the Award shall be increased proportionately.

(b) If at any time or from time to time the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, the number of Restricted Shares granted under the Award shall be decreased proportionately.
(c) Whenever the number of Restricted Shares subject to the Award is required to be adjusted as provided in this Paragraph 7 the Corporation shall, within thirty (30) days following such adjustment, prepare and give to you a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of Restricted Shares subject to the Award after giving effect to the adjustment.
(d) Adjustments under Paragraphs 7(a) and (b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued on account of any such adjustments.
8. Delivery of Certificates of Stock.  Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Paragraph 5, and subject to the requirements of Paragraph 9, the Corporation shall cause to be issued and delivered to you or your designee a certificate representing the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Corporation of any required tax withholding. The value of such Restricted Shares shall not bear any interest owing as a result of the passage of time.
9. Conditions to Delivery of Stock. Nothing herein shall require the Corporation to issue any stock with respect to the Award if that issuance would, in the reasonable determination of the Corporation, constitute a violation of applicable law, including the Securities Act, or the rules of any applicable securities exchange or securities association, as then in effect.
10. Legends. Any stock certificates representing Restricted Shares, when issued, shall bear appropriate legends with respect to the restrictions on transferability contained in this Agreement until the restrictions have expired as contemplated by Paragraph 5, and subject to the requirements of Paragraph 9.  Additionally, such stock certificates shall also bear appropriate legends required under the Securities Act.
11. Furnish Information.  You agree to furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable law.
12. Remedies.  The Corporation shall be entitled to recover from you all costs, court costs, fees and expenses, including reasonable attorneys’ fees, incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific-performance or for damages for its breach or otherwise.

13. No Guarantee of Service.  Nothing contained in this Agreement shall confer upon you the right to continue as a member of the Board of Directors of the Corporation.
14. No Liability for Good Faith Determinations.  The Corporation, the Committee and the members of the Board of Directors shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.
15. Amendment.  The Award may be amended by the Board of Directors or by the Committee at any time (i) if the Board of Directors or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax law or federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (ii) other than in the circumstances described in clause (i) or provided in the Plan, with your consent.
16. Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to you or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Corporation may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
17. No Guarantee of Interests.  The Board of Directors and the Corporation do not guarantee the Stock of the Corporation from loss or depreciation.
18. Corporation Records.  Records of the Corporation or its subsidiaries regarding your period of Service as a member of the Board of Directors, termination of Service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Corporation or the Committee to be incorrect.
19. Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
20. Notices.
(a) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.
The Corporation and you agree that any notices shall be given to the Corporation or to you at the following address; provided that the Corporation or you may change, at any time and from time to time, by written notice to the other, the address which it or he or she had previously specified for receiving notices.

Corporation or Board of Directors:	Perficient, Inc. 555 Maryville Centre Dr., Suite 600 St Louis, MO 63141 Attn: Paul E. Martin, Chief Financial Officer
Holder:	At your current address as shown in the Corporation’s records

(b) Any person entitled to notice hereunder may waive such notice.
21. Successors and Assigns; Assignment; Intended Beneficiaries.  Neither this Agreement, nor any of your rights, powers, duties or obligations hereunder, may be assigned by you.  This Agreement shall be binding upon and inure to the benefit of you and your heirs and legal representatives and the Corporation and its successors and assigns.  Successors of the Corporation shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Corporation, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed “the Corporation” for the purpose hereof.  The Corporation shall have the right to assign this Agreement to an affiliate or in connection with the sale of all or a portion of its business or assets or otherwise by operation of law, and such assignment shall not in any way release you from any of your obligations under this Agreement, nor preclude or limit the Corporation’s right to enforce the same.
22. Headings. The titles and headings of paragraphs are included for convenience of reference only and shall not affect the construction of the provisions hereof.
23. Counterparts; Missouri Governing Law. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.  This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri without reference to conflicts of law principles, or any rule or decision that would defer to the substantive laws of another jurisdiction.
24. Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

25. Submission to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MISSOURI OR THE COURTS OF THE STATE OF  MISSOURI LOCATED IN THE COUNTY OF ST. LOUIS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

PERFICIENT, INC.

By: ____________________
Paul E. Martin
Chief Financial Officer

ACKNOWLEDGED AND AGREED:

______________________________
[Non-employee director]